Exhibit (c)(3)

 Discussion Materials  Project OptimusPrime  September 8, 2022

 Table of Contents  Update to Management Plan and Valuation Perspectives  Key Considerations to Strategic Alternatives   Process Recommendations and Next Steps  Appendix

 Update to Management Plan and Valuation Perspectives

 Updates to Latest Management Long Range Plan   On September 3, 2022, management provided an updated financial model to PWP   The financial model was also shared with the Company’s debt advisor Rothschild & Co.  Overall, changes in the latest model were immaterial to the previous model received on August 25, 2022  After review, PWP notes the following:  No changes to the revenue forecasts. Management expects its diversification strategy continues to perform, with new growth products, particularly Harvista, Novel Antimicrobials (“BoB”) and Novozymes Biologics, to be major contributors to future revenues  In 2027E and beyond, the model now reflects R&D as a percentage of revenue at 6% vs. trending to 4%, previously. Management believes this revised assumption is more consistent with the Company’s innovation driven business model  Updated working capital assumptions based on current trends in the latest data, improving efficiencies in working capital and cash flow slightly  Updated “non-recurring expenses” line item which represents contingency cash outlays for litigation and M&A related expenses more in line with historical trends (immaterial change)

 New vs. Previous Management Model Comparison  ($ in millions)  Revised OptimusPrime Management forecast contains minor EBITDA haircut and Cash Flow improvements  Source: Company financials  Revised forecast assumes greater efficiencies in DSO within NWC, therefore increasing cash flow and ending cash balance over time

 Financial Overview – Historical & Management Finance Case  ($ in millions)  PWP Commentary  Company’s patent expiration of 1-MCP in 2014 resulted in revenue headwinds from 2016 onward  Gross profit margin expected to decline as management executes on its diversification efforts  The Company refinanced a portion of its long-term debt with convertible preferred stock through PSP in 2020   1  2  3  Source: Company financials

Preliminary

Long-Term Growth is Heavily Reliant on Success of New Growth Products

($ in millions)

TOTAL REVENUE AND ADJ. EBITDA MARGIN OVER TIME

Revenue Growth	5-Year CAGR 17A – 22E	5-Year CAGR 22E – 27E	10-Year CAGR 22E – 32E
Consolidated	1%	10%	11%
Core Products		6%	4%
New Growth Products[(1)]		89%	58%



$176
38%
$2
$173
2022F
NM
$186
37%
$6
$180
2023E
NM
$199
36%
$13
$186
2024E
4%
$221
36%
$21
$199
2025E
7%
$252
$35
37%
$217
2026E
14%
$287
$53
39%
$234
2027E
22%
$321
$75
40%
$245
2028E
28%
$361
$105
41%
$255
2029E
36%
$402
$141
42%
$262
2030E
44%
$444
$179
43%
$265
2031E
52%
$488
$220
44%
$268
2032E
58%
Core Products
New Growth Products(1)
Adj. EBITDA Margin
% of EBITDA from New Growth Products(1)(2)

PWP COMMENTARY

1. Projections are highly levered towards contribution from new growth projects, especially for EBITDA generation
2. New management team has thus far delivered on earnings more consistently than prior leadership
3. Market and potential buyers will heavily discount new growth products, due to ramp 5+ years away
4. Increasing competition from generics may erode SmartFresh Apple faster than expected

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company financials
Notes: Financials per management finance case
(1) New Growth Products includes Novel Antimicrobials, Novozymes Biologics, VitaFresh Botanicals and Digital
(2) New Growth Products EBITDA includes product-level gross profit, Novozymes Opex and allocated Opex (excl. Novozymes), D&A and adjustments by percentage of revenue

7

 Updated Valuation Summary  Current Share Price: $1.69  Source: Company financials  Notes: Share price as of 09/06/2022   Comparable Companies multiple ranges derived by applying approximate difference in EV / EBITDA between AgroFresh and peers since Paine Schwartz’s preferred equity investment in 2020    (1) Broker price targets represent 12-month targets; prices discounted 12 months from date of publication to 09/06/2022; assumes cost of equity of 18.0%   (2) Reflects high end of WholeCo DCF valuation assuming management finance case, 3.0% perpetuity growth rate, and 15.0% WACC  Highly preliminary & confidential – Illustrative Analyses for Discussion  (1)  Revisions to valuation reflect further thinking on preferred overhang and changes to methodology  $1.93  $2.57  $4.29  $3.83  New Products  Core  $0.86  $0.92  $1.48  $4.19(2)

 Ability to Pay – 3 Year LBO  Traditional Sponsor – Potential Offer price / premium  Paine Schwartz Partners – Potential Offer price / premium  Commentary  Sources: Company financials, FactSet, Capital IQ as of 09/06/2022  Notes: (1) Premium to current share price of $1.69 as of 09/06/2022   (2) Utilizes management cash and debt projections as of 12/31/2022   (3) Represents change of control amount for Paine Schwartz Partners convertible preferred equity  Implied Potential Offer Price Per Share / Premium to Current Share Price  Required IRR  20.00%   21.25%   22.50%   23.75%   25.00%   Exit Multiple Adj. EBITDA  8.00x   $1.53 / (9.4%)  $1.39 / (18.0%)  $1.25 / (26.3%)  $1.11 / (34.2%)  $0.98 / (41.9%)  8.25x   $1.73 /   2.2%   $1.58 / (6.8%)  $1.43 / (15.4%)  $1.29 / (23.7%)  $1.16 / (31.6%)  8.50x   $1.92 / 13.8%   $1.77 /   4.4%   $1.61 / (4.5%)  $1.47 / (13.1%)  $1.33 / (21.4%)  8.75x   $2.12 / 25.4%   $1.95 / 15.7%   $1.80 /   6.4%   $1.65 / (2.6%)  $1.50 / (11.1%)  9.00x   $2.31 / 36.9%   $2.14 / 26.9%   $1.98 / 17.2%   $1.83 /   8.0%   $1.67 / (0.9%)  Implied Potential Offer Price Per Share / Premium to Current Share Price  Implied Offer Price Per Share / Premium to Current Share Price  Required IRR  Implied Offer Price Per Share / Premium to Current Share Price  Implied Offer Price Per Share / Premium to Current Share Price  20.00%   21.25%   22.50%   23.75%   25.00%   Exit Multiple Adj. EBITDA  8.00x   $2.77 / 63.7%   $2.62 / 55.1%   $2.48 / 46.8%   $2.35 / 38.8%   $2.22 / 31.2%   8.25x   $2.96 / 75.3%   $2.81 / 66.3%   $2.66 / 57.7%   $2.52 / 49.4%   $2.39 / 41.5%   8.50x   $3.16 / 86.9%   $3.00 / 77.5%   $2.85 / 68.6%   $2.70 / 60.0%   $2.56 / 51.7%   8.75x   $3.35 / 98.4%   $3.19 / 88.7%   $3.03 / 79.4%   $2.88 / 70.5%   $2.74 / 61.9%   9.00x   $3.55 / 110.0%   $3.38 / 100.0%   $3.22 / 90.3%   $3.06 / 81.1%   $2.91 / 72.2%   Highly preliminary & confidential – Illustrative Analyses for Discussion  Paine Schwartz Partners returns are more attractive compared to other traditional financial sponsors due to the lack of breakage costs  3-year LBO assumes exit in 2025E, resulting in less attractive returns vs. a longer hold period (launch and ramp of new products expected in 2026E and onward)

 Ability to Pay – 5 Year LBO  Traditional Sponsor – Potential Offer price / premium  Paine Schwartz Partners – Potential Offer price / premium  Commentary  Sources: Company financials, FactSet, Capital IQ as of 09/06/2022  Notes: (1) Premium to current share price of $1.69 as of 09/06/2022   (2) Utilizes management cash and debt projections as of 12/31/2022   (3) Represents change of control amount for Paine Schwartz Partners convertible preferred equity  Implied Potential Offer Price Per Share / Premium to Current Share Price  Implied Offer Price Per Share   Required IRR  20.00%   21.25%   22.50%   23.75%   25.00%   Exit Multiple Adj. EBITDA  8.00x   $3.83 / 126.5%   $3.53 / 109.1%   $3.26 / 92.7%   $3.00 / 77.3%   $2.75 / 62.8%   8.25x   $4.02 / 137.8%   $3.71 / 119.8%   $3.43 / 102.9%   $3.16 / 87.0%   $2.91 / 72.0%   8.50x   $4.21 / 149.1%   $3.90 / 130.5%   $3.60 / 113.1%   $3.32 / 96.7%   $3.06 / 81.3%   8.75x   $4.40 / 160.4%   $4.08 / 141.3%   $3.77 / 123.3%   $3.49 / 106.4%   $3.22 / 90.5%   9.00x   $4.59 / 171.7%   $4.26 / 152.0%   $3.95 / 133.5%   $3.65 / 116.1%   $3.37 / 99.7%   Implied Potential Offer Price Per Share / Premium to Current Share Price  Implied Offer Price Per Share   Required IRR  20.00%   21.25%   22.50%   23.75%   25.00%   Exit Multiple Adj. EBITDA  8.00x   $2.59 / 53.4%   $2.30 / 36.0%   $2.02 / 19.6%   $1.76 /   4.2%   $1.52 / (10.3%)  8.25x   $2.78 / 64.7%   $2.48 / 46.7%   $2.19 / 29.8%   $1.93 / 13.9%   $1.67 / (1.0%)  8.50x   $2.97 / 76.0%   $2.66 / 57.4%   $2.37 / 40.0%   $2.09 / 23.6%   $1.83 /   8.2%   8.75x   $3.17 / 87.3%   $2.84 / 68.2%   $2.54 / 50.2%   $2.25 / 33.3%   $1.98 / 17.4%   9.00x   $3.36 / 98.6%   $3.02 / 78.9%   $2.71 / 60.4%   $2.42 / 43.0%   $2.14 / 26.6%   Similarly, Paine Schwartz is able to offer a superior premium vs. other financial sponsors given the lack of breakage costs   Assuming a 22.5% IRR requirement and a 8.5x exit, Paine Schwartz is able to offer $1.23 per share in superior value   Estimated breakage costs of ~$81M as of 12/31/2022   5-year LBO assumes exit in 2027E, resulting in more attractive returns vs. a 3-year LBO given ramp up of new products   Highly preliminary & confidential – Illustrative Analyses for Discussion

Preliminary

Potential Strategic Buyers

American Vanguard
EV / 2022E EBITDA: 9.5x
Cash: $22M

Apeel Sciences
EV / 2022E EBITDA: N/A
Cash: N/A

balchem – Solve Today. Shape Tomorrow.
EV / 2022E EBITDA: 21.7x
Cash: $76M

Corbion
EV / 2022E EBITDA: 12.3x
Cash: $73M

Corteva agriscience
EV / 2022E EBITDA: 14.1x
Cash: $254M

CRODA
EV / 2022E EBITDA: 16.3x
Cash: $904M

DSM
EV / 2022E EBITDA: 15.2x
Cash: $792M

EASTMAN
EV / 2022E EBITDA: 7.5x
Cash: $456M

ECOLAB
EV / 2022E EBITDA: 19.8x
Cash: $125M

FMC
EV / 2022E EBITDA: 12.0x
Cash: $592M

HUBER
EV / 2022E EBITDA: N/A
Cash: N/A

JBT
EV / 2022E EBITDA: 13.1x
Cash: $68M

ingevity
EV / 2022E EBITDA: 7.8x
Cash: $131M

MITSUI & CO.
EV / 2022E EBITDA: 5.8x
Cash: $8,412M

NEOGEN
EV / 2022E EBITDA: 10.5x
Cash: $45M

RPM
EV / 2022E EBITDA: 15.8x
Cash: $202M

Sumitomo Corporation
EV / 2022E EBITDA: 4.5x
Cash: $5,063M

UPL OpenAg
EV / 2022E EBITDA: 7.5x
Cash: $687M

P / W / P
PERELLA WEINBERG PARTNERS
11

Sources: Company filings, Moody's, FactSet, Capital IQ as of 09/06/2022

 Precedent Premia Analysis  Analysis for U.S. companies acquired since September 2020 indicates targets receiving higher premia the steeper the discount to 52-week high  Highly preliminary & confidential – Illustrative Analyses for Discussion  Source: FactSet as of 09/06/2022  Notes: Unaffected premiums shown for acquisitions since 09/06/2022 with a transaction value between $100M – $3B and targets in the United States; excludes MOEs and transactions with targets industries of Energy, Insurance, Mining, Oil & Gas, REITs, Railroads, and Utilities   The Company is currently trading at 64% of its 52W High   (1) % of 52W High reflects share price as of unaffected date divided by 52W High as of unaffected date    (2) Reflects acquisitions where the target was acquired at a greater than 100% premium to its share price as of unaffected date

 7.0x Assumed Multiple  9.0x Assumed Multiple  Discounted Future Share Price Sensitivity(1)  PWP Commentary  Present Value of Future Share Price  Inability to achieve management projections, particularly in the next 2 years, will result in a material impact to Adj. EBITDA and share price  Given the Company’s current capital structure, the discounted future share price is highly sensitive to any potential setbacks in plan   1  2  Source: Company financials   Notes: Revenue miss haircuts management finance case total revenue from 2023E to 2027E, holds gross margin (%) and OpEx costs ($) constant versus management case   (1) Assumes valuation date of 12/31/2022; uses current FDSO, NCI, market capitalization and EV; assumes cost of equity of 18.0%. Convertible Preferred taken at face value in status quo scenario (i.e., no breakage costs included)  Adjusted EBITDA Margin  Mgmt. Finance Case  38%  37%  36%  36%  37%  39%  10% Revenue Miss  38%  33%  32%  33%  34%  36%  10% Revenue Miss  Mgmt. Finance Case

 Analysis at Various Share Prices  Source: FactSet, Capital IQ, Company Filings, Company financials  Notes: (1) Represents change of control amount for Paine Schwartz Partners convertible preferred equity   (2) Multiples in AVP reflect convertible preferred at liquidation preference, assuming 2.0X MOIC  ($ in millions, except share price)  Highly preliminary & confidential – Illustrative Analyses for Discussion  (1)  (2)  (2)

 Key Considerations to Strategic Alternatives

 Potential Sale Process Considerations  Management long-range plan   Senior debt refinancing timing and process  Convertible preferred breakage costs over time   Optimus valuation  Sale process considerations   Positioning with Dow  A  B  C  D  E  F

 Scheduled Principal repayments and amortization  2024E Term Loan Maturity Needs to be Addressed by Early 2023  Source: Company Filings, FactSet  Notes: (1) Represents remaining principal in 2022 as of Q2-22A   (2) Figures from management model; excludes convertible preferred stock   (3) Interest includes cash interest and cash dividend payments on convertible preferred stock from management model  Moody’s Credit Rating: B3  S&P Credit Rating: B-  (1)  (2)  (2)  (3)  Based on Updated OpEx Assumptions, Company Has Room to Miss Projections While Maintaining the Ability to service Debt  Revenue Haircut (2023E – 2027E)  No Haircut  10%   21%   30%   2027E Revenue   $287   $258   $228   $201   2027E EBITDA   113   94   74   56   2027E Ending Cash Balance   127   70   10   (43)  Assumes ending 2022 cash balance of ~$62M  Haircuts management case total revenue from 2023E to 2027E  Gross margin held constant  OPEX $ costs remain unchanged vs. management case (assuming Company unable to capitalize on investments to grow the top-line)  Company can miss management projections by up to ~20% and maintain the ability to service debt  PWP Assessment  Upcoming term loan maturity in 2024 needs to be addressed by early 2023 before the Company’s Going Concern status comes into question in Q4 2023

Preliminary

Refinancing Considerations: Term Loan B

- Company's Term Loan B's 2024 maturity creates risk of a going concern issue in Q4 2023 if not refinanced prior to then
  - To avoid this risk, Company should be prepared to refinance the Term Loan by Q1/Q2 2023, if not earlier
- Tailwinds and headwinds for a TLB refinancing relative to the 2020 refinancing:
  - ✓ Reduction in secured leverage from ~6x to ~4x
  - ✓ Greater runway if refinanced in next ~6 months
  - ✓ Continued growth and diversification of the business
  - ✓ Resolution of Decco patent infringement litigation
  - × Convertible preferred weighs as a cash cost and is treated as debt by S&P
  - × Volatility of current TLB market with loans pricing 100-125+ bps wider than existing trading
  - × Small size of remaining TLB constrains liquidity
- Refinancing in the private credit market would have some advantages relative to the TLB market

LOAN TRADING DOWN IN LINE WITH INDEX(1)



102.0
100.0
98.0
96.0
94.0
92.0
90.0
98.4
94.4
Jan-22 Feb-22 Mar-22 Apr-22 May-22 Jun-22 Jul-22 Aug-22 Sep-22
B-rated LevLoan Index
AgroFresh L+625 TLB due Dec 2024

MONTHLY LEVFIN ISSUANCE BY TYPE ($B)(2)



$120
$100
$80
$60
$40
$20
$0
Sep-21 Oct-21 Nov-21 Dec-21 Jan-22 Feb-22 Mar-22 Apr-22 May-22 Jun-22 Jul-22 Aug-22
76 65 62 14 80 24 16 34 6 17 8 5
33 29 31 10 24 9 10 11 4 10 2 8
6 10 23 5 6 8 15 7 10 10 11 5
5% 10% 20% 18% 5% 19% 36% 14% 50% 28% 53% 26%
Private Credit
HY Bonds
TLB
Private Credit as % of Total

Source: S&P, LCD, LevFinInsights (LFI)

Notes: (1) Data as of 09/06/2022

(2) Data as of 08/31/2022, private credit data based on LFI and PWP estimate of LFI data's market capture (41.5%)

P / W / P PERELLA WEINBERG PARTNERS

18

 commentary  Convertible Preferred Accretes Over Time Through PIK Interest  Dividend Rates  16% per annum, of which 50% is payable in cash and 50% is payable in kind for the first year after the closing date, after which 50% will be payable in cash, 37.5% will be payable in kind and 12.5% will be payable in cash or in kind at the company’s discretion (management model assumes 50% cash and 50% PIK in forecast period)  PSP has the right to appoint an additional member to the Board commensurate with their as-converted ownership stake   If PSP has over 50% of Directors on the Board and Dow owns at least 20% of AgroFresh’s as-converted common stock, Dow has the right to designate an additional member to the Board  There is also one share of Series A Preferred Stock owned by Dow, entitling Dow to appoint one director to the Board   Source: Company Filings  Notes: (1) Assumes preferred stock is converted at a conversion price of $5.00 and the amount of shares outstanding remains constant from Q2-22A   (2) Reflects the average for the year, with a 10% cash dividend rate for Q3 2021, Q4 2021 and Q1 2022  ($ in millions)  In a status quo scenario, Paine Schwartz’s ownership, on an as-converted basis, is expected to cross 50% by Q1 2028  (1)  (2)  (2)

 High Breakage Costs Associated with Near-term Series B Refinancing  Source: Company financials  Note: (1) Based on 56.3M diluted shares outstanding; Future Share Prices are not discounted to present  Growth of Equity Value Over time @7.0x EV / EBITDA  Implied Future Share Price(1)  Net Debt  Convert. Pref.  Equity  ($ in millions)  Convertible preferred continues to dilute to common shareholders over time

 Process Recommendations and Next Steps

 Key Process Alternatives   Perform market check with select strategics and sponsors to drive competitive tension  Execute NDAs and prepare for typical sell-side process timeline  Solicitation of other potential buyers through “go-shop” provision in merger agreement  Launch Term Loan B refinancing process in the near-term   Expect to refinance Series B Convertible Preferred in 2024 / 2025 when breakage costs are reduced  Engage with PSP on   Potential Offer  Discussion with other Potential Acquirors  Status Quo

Preliminary

Dow Considerations and Positioning

- Dow owns nearly 40% of the Company's common stock (~25% post-conversion of Series B), giving it a strong influence on the outcome of any vote
- New Dow representative, Peter Sykes, joined the Board in June 2022
  - Retired from Dow in July 2021
- Given spin-off in 2015, it is unlikely that Dow sees Company as an ongoing strategic investment
- Determine best way to inform Dow of strategic thinking – communicate through Peter or directly with Dow?
- Assess Dow's return threshold

NEW BOARD MEMBER BIOGRAPHY



Peter Sykes
Director

- Joined the AgroFresh Board of Directors in June 2022
- Principal of Church Lane Advisory, an advisory and strategic investing firm
- Served over 20 years at Dow, retiring in July 2021
- Most recently served as Vice President of Mergers & Acquisitions
- Replaced Torsten Kraef, the Senior Vice President of Corporate Development for Dow

DOW OWNERSHIP (ON AN AS-CONVERTED BASIS)(1)

Q4 2022E


Dow
24%
PSP
40%
Other
Shareholders
36%

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company Filings
Note: (1) Assumes preferred stock is converted at a conversion price of $5.00 and the amount of shares outstanding remains constant from Q2-22A

23

 Appendix

 Public Market Data & Analysis

Preliminary

Historical Valuation Multiples

Company has historically traded at ~7.0x EV / NTM EBITDA since January 2019

EV / NTM EBITDA – SINCE JANUARY 2019

	EV / NTM EBITDA				
Average	OptimusPrime	AgChem / AgTech	High Value Specialties	Food Safety / Security	Large AgChem
3-Month	7.1x	10.6x	19.6x	14.3x	6.8x
6-Month	7.1x	11.1x	20.4x	15.6x	7.3x
12-Month	7.3x	11.2x	22.2x	18.5x	7.4x
24-Month	7.5x	11.7x	22.6x	22.6x	8.1x
36-Month	7.5x	11.5x	21.8x	24.0x	8.3x


35.0x
30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
Jan-19
May-19
Sep-19
Feb-20
Jun-20
Nov-20
Mar-21
Jul-21
Dec-21
Apr-22
Sep-22
High Value Specialties 18.4x
Food Safety / Security 11.8x
AgChem / AgTech 10.1x
Large AgChem 6.8x
OptimusPrime 7.0x

P / W / P
PERELLA WEINBERG PARTNERS

Source: FactSet as of 09/06/2022

Notes: High Value Specialties includes Croda, Chr Hansen, Balchem and Novozymes; Large AgChem includes Nutrien, Mosaic, FMC Corp, CF Industries, Dow, Bayer, Corteva, BASF, Nufarm and UPL Limited; AgChem / AgTech includes FMC Corp, Scotts Miracle-Gro, Bioceres and American Vanguard; Food Safety / Security includes Ecolab, Sotera, Diversey and Neogen

26

Preliminary

Management Finance Case: P&L

($ in millions)

	2017A	2018A	2019A	2020A	2021A	2022F	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	CAGR '22E-'26E	CAGR '26E-'32E	CAGR '22E-'32E
SmartFresh Apple	$120.6	$114.8	$110.2	$97.5	$96.2	$91.9	$90.4	$84.7	$81.2	$77.9	$76.4	$75.1	$75.0	$74.0	$72.6	$71.1	(4%)	(2%)	(3%)
SmartFresh Diversification	21.6	23.0	20.1	20.1	20.6	23.5	26.2	27.3	32.9	37.6	41.0	43.3	46.3	48.1	49.3	50.6	13%	5%	8%
Other 1-MCP (Harvista, Ornamentals, Landspring)	17.7	16.9	18.2	17.4	22.3	22.8	26.3	29.3	34.1	43.5	53.0	59.9	63.0	63.6	64.9	66.2	18%	7%	11%
Antimicrobial	2.9	13.7	14.3	14.8	19.2	26.4	29.1	34.6	39.3	48.3	60.7	77.1	99.8	130.4	163.5	199.9	16%	27%	22%
Coatings	-	4.6	4.9	4.6	5.4	7.3	9.5	16.6	23.0	29.9	36.8	43.6	51.1	57.5	61.6	66.0	42%	14%	25%
Digital (Fresh Cloud)	0.1	0.3	0.8	0.5	0.6	1.0	2.6	4.7	7.7	11.8	16.1	18.8	22.1	24.8	27.9	29.2	86%	16%	40%
Other (Control-Tec, RipeLock)	1.1	5.5	1.6	2.8	1.6	2.8	2.0	2.1	2.4	2.6	2.8	3.1	3.4	3.8	4.2	4.6	(2%)	10%	5%
Total Revenue	**$164.0**	**$178.8**	**$170.1**	**$157.6**	**$166.0**	**$175.6**	**$186.0**	**$199.3**	**$220.5**	**$251.7**	**$286.7**	**$320.9**	**$360.7**	**$402.2**	**$443.9**	**$487.6**	*9%*	*12%*	*11%*
% YoY Total Revenue Growth	*3%*	*9%*	*(5%)*	*(7%)*	*5%*	*6%*	*6%*	*7%*	*11%*	*14%*	*14%*	*12%*	*12%*	*12%*	*10%*	*10%*			
% YoY Diversification Revenue Growth	*25%*	*47%*	*(6%)*	*1%*	*16%*	*20%*	*14%*	*20%*	*22%*	*25%*	*21%*	*17%*	*16%*	*15%*	*13%*	*12%*			
Diversification Revenue, % of Total	*26%*	*36%*	*35%*	*38%*	*42%*	*48%*	*51%*	*57%*	*63%*	*69%*	*73%*	*77%*	*79%*	*82%*	*84%*	*85%*			
Cost of Goods Sold	32.7	46.3	45.0	42.2	49.0	55.4	61.1	69.2	78.0	90.6	103.7	116.6	130.0	144.4	157.9	172.3			
Gross Profit	**$131.4**	**$132.5**	**$125.0**	**$115.4**	**$117.0**	**$120.3**	**$124.9**	**$130.1**	**$142.5**	**$161.1**	**$183.0**	**$204.4**	**$230.7**	**$257.8**	**$286.0**	**$315.3**	*8%*	*12%*	*10%*
Gross Margin %	*80%*	*74%*	*74%*	*73%*	*71%*	*68%*	*67%*	*65%*	*65%*	*64%*	*64%*	*64%*	*64%*	*64%*	*64%*	*65%*			
R&D	13.8	13.9	14.1	12.4	12.9	13.3	14.0	14.8	15.5	16.5	17.2	19.3	21.6	24.1	26.6	29.3			
% of Revenue	*8%*	*8%*	*8%*	*8%*	*8%*	*8%*	*8%*	*7%*	*7%*	*7%*	*6%*	*6%*	*6%*	*6%*	*6%*	*6%*			
S&M	23.4	26.6	21.4	22.8	22.9	24.2	24.5	25.4	28.0	31.3	33.6	36.5	39.8	43.8	48.1	52.7			
% of Revenue	*14%*	*15%*	*13%*	*14%*	*14%*	*14%*	*13%*	*13%*	*13%*	*12%*	*12%*	*11%*	*11%*	*11%*	*11%*	*11%*			
G&A	38.5	39.2	38.1	31.1	29.8	27.9	29.2	30.0	31.3	33.7	34.9	36.2	37.6	38.8	39.9	41.0			
% of Revenue	*23%*	*22%*	*22%*	*20%*	*18%*	*16%*	*16%*	*15%*	*14%*	*13%*	*12%*	*11%*	*10%*	*10%*	*9%*	*8%*			
Operating Expenses	**$75.6**	**$79.6**	**$73.6**	**$66.2**	**$65.5**	**$65.4**	**$67.7**	**$70.1**	**$74.8**	**$81.5**	**$85.7**	**$92.0**	**$99.1**	**$106.7**	**$114.6**	**$123.0**			
Operating Income	**$55.7**	**$52.9**	**$51.5**	**$49.2**	**$51.5**	**$54.9**	**$57.3**	**$60.0**	**$67.7**	**$79.5**	**$97.3**	**$112.4**	**$131.6**	**$151.1**	**$171.5**	**$192.3**			
% Margin	*34%*	*30%*	*30%*	*31%*	*31%*	*31%*	*31%*	*30%*	*31%*	*32%*	*34%*	*35%*	*36%*	*38%*	*39%*	*39%*			
EBITDA	**$99.1**	**$53.7**	**$38.6**	**$49.0**	**$64.0**	**$52.3**	**$60.3**	**$63.6**	**$72.0**	**$84.6**	**$103.2**	**$119.2**	**$139.4**	**$160.0**	**$181.5**	**$203.5**	*13%*	*16%*	*15%*
% Margin	*60%*	*30%*	*23%*	*31%*	*39%*	*30%*	*32%*	*32%*	*33%*	*34%*	*36%*	*37%*	*39%*	*40%*	*41%*	*42%*			
Adj. EBITDA	**$67.2**	**$66.9**	**$66.4**	**$60.1**	**$62.0**	**$66.5**	**$68.2**	**$71.7**	**$80.2**	**$93.9**	**$112.7**	**$128.9**	**$149.3**	**$170.0**	**$191.7**	**$213.9**	*9%*	*15%*	*12%*
% Margin	*41%*	*37%*	*39%*	*38%*	*37%*	*38%*	*37%*	*36%*	*36%*	*37%*	*39%*	*40%*	*41%*	*42%*	*43%*	*44%*			

PWP COMMENTARY

1. SmartFresh Apple revenue anticipated to erode over time due to pricing pressures from generics entering the market
2. Antimicrobials projected to be a large contributor to revenue, primarily driven by anticipated Novel Antimicrobial and Novozymes Biologics product launches in 2026
3. Total gross margin percentage forecasted to decline as Company diversifies into lower margin products
4. R&D and S&M as a % of revenue decline modestly through 2026E and are largely held flat thereafter; operating leverage seen mainly from G&A efficiencies

P / W / P
PERELLA WEINBERG PARTNERS

Source: Company financials

27

 Management Finance Case: Revenue and Gross Margin Detail  Source: Company financials  1  1  2  Novel Antimicrobials and Novozymes Biologics contribute a large amount to growth and revenue in the outyears  Diversification growth products have significantly lower margins than legacy SmartFresh Apple  PWP commentary  1  2

 Management Finance Case: Cash Flow Statement  Source: Company financials  ($ in millions)

 Limited estimates available 2024E+; only 1 broker available  P&L Comparison: Consensus Estimates vs. Management Finance Case  Source: FactSet, Capital IQ, Company Filings, Company financials  Notes: (1) Broker estimates as of 09/06/2022   (2) Represents Finance case in management projections received on 08/25/2022  ($ in millions)  Near-term management projections are in-line with consensus estimates. Difficult to compare 2024E+ projections due to lack of broker estimates

 Public Comparable Companies Analysis  Source: S&P Capital IQ and FactSet as of 09/06/2022, company financials  Notes: Metrics are based on calendar year financials; EV / Revenue, EV / EBITDA, and P / E multiples greater than 50.0x, 75.0x, and 100.0x   respectively are considered “NM”. Negative multiples are considered “NM”. “NA” indicates that a value was not available  ($ in millions, except per share values)  Highly preliminary & confidential – Illustrative Analyses for Discussion

Preliminary

Select Company Valuation Benchmarking

CY2023E EV / EBITDA



Mean: 10.7x
Mean: 18.6x
Mean: 12.1x
7.0x
6.9x
11.6x
10.9x
10.1x
8.3x
19.5x
19.1x
17.0x
16.9x
17.3x
11.1x
8.9x
8.1x
6.5x
OptimusPrime (Consensus Estimates)
OptimusPrime (Mgmt. Case)
Scotts Miracle-Gro
FMC Corp
Bioceres
American Vanguard
Balchem
Novozymes
Chr Hansen
Croda
Ecolab
Sotera
Diversey
Neogen
Large AgChem Mean

CY2023E FCF YIELD(1)



FCF Yield including 2023E Debt Repayment and Preferred Dividend Payment(2)
Mean: 10%
Mean: 3%
Mean: 4%
38%
24%
5%
17%
7%
NA
NA
3%
3%
2%
NA
4%
NA
NA
NA
13%
OptimusPrime (Consensus Estimates)
OptimusPrime (Mgmt. Case)
Bioceres
American Vanguard
FMC Corp
Scotts Miracle-Gro
Balchem
Novozymes
Chr Hansen
Croda
Neogen
Ecolab
Sotera
Diversey
Large AgChem Mean

AgChem Tech | High Value Specialties | Food Safety / Security

P / W / P
PERELLA WEINBERG PARTNERS

Source: FactSet, S&P Capital IQ as of 09/06/2022

Notes: Metrics are based on calendar year financials; EV / Revenue multiples greater than 50.0x are considered "NM". Negative multiples considered "NM". "NA" indicates that a value was not available; Large AgChem includes Bayer, Nutrien, Corteva, BASF, Dow, CF Industries, Mosaic, FMC Corp, UPL Limited, and Nufarm

(1) FCF yield calculated as CFO less CapEx divided by Market Capitalization

(2) Assumes preferred dividend payment of $14.3M per Management Case

32

 Select Company Operational Benchmarking  CY2022E Ebitda margin  Source: FactSet, S&P Capital IQ as of 09/06/2022  Notes: Metrics are based on calendar year financials; Debt / LTM EBITDA and Net Debt / LTM EBITDA multiples with negative EBITDA are considered “NM.” “NA” indicates that a value was not available; Large AgChem includes Bayer, Nutrien, Corteva, BASF, Dow, CF Industries, Mosaic, FMC Corp, UPL Limited, and Nufarm     CY2021A – CY2023E Revenue CAGR  CY2022E Gross margin  AgChem Tech  High Value Specialties  Food Safety / Security

 Select Precedent Transactions  Source: Company filings, Moody’s, press releases  Notes: (1) Reflects forward multiple due to data availability   (2) Assumes 25% EBITDA Margin per JBT Investor Presentation  Highly preliminary & confidential – Illustrative Analyses for Discussion  (1)  (1)  (1)  (2)  (1)  (1)

 Present Value of Future Share Price (Status Quo w/ No Breakage Costs)  Source: Company financials  Notes: Assumes valuation date of 12/31/2022; uses current FDSO, NCI, market capitalization and EV; assumes cost of equity of 18.0%. Convertible Preferred    taken at face value in status quo scenario (i.e., no breakage costs included)  Significant common shareholder dilution and impact in the near term from the convertible preferred  Highly preliminary & confidential – Illustrative Analyses for Discussion  ($ in millions)

Preliminary

Leveraged Buyout Analysis – Management Finance Case

($ in millions)

TRANSACTION ASSUMPTIONS

- Illustrative transaction close: 12/31/2022
- Offer price of $2.75 per share (62.7% premium)(1)
  - Implied EV: $600M(2)
  - Implied EV / LTM FY22E Revenue: 3.4x
  - Implied EV / LTM FY22E Adj. EBITDA: 9.0x
- Minimum Operating Cash – $10M
- Total Transaction Debt – $266M
  - 4.0x Term Loan at 9.0% interest rate and 1.0% annual amortization
- Exit – End of FY2027E (5-Year Hold)
  - Exit Value – $1.0B (9.0x LTM Adj. EBITDA)
- Assumes 5% management incentive plan
- Tax Rate – 21%; assumes zero taxes when EBT is negative
- Excludes transaction expenses
- Assumes balance sheet as of transaction close date

SOURCES & USES

Sources of Funds		
New Term Loan	$266	40.0%
New Sponsor Equity	337	50.6%
Cash on Balance Sheet	62	9.4%
Total Sources	**$665**	**100.0%**

Uses of Funds		
Purchase of Equity	$155	23.3%
Existing Debt	258	38.7%
Preferred Stock Buyout (3)	243	36.5%
Transaction Expenses	-	-%
Minimum Cash	10	1.5%
Total Uses	**$665**	**100.0%**

IRR / MOIC SENSITIVITY

Purchase Price Premium / Implied Adj. EBITDA Multiple
Implied Offer Price

Exit Adj. EBITDA Multiple	33.1% / 8.4x **$2.25**	47.9% / 8.6x **$2.50**	62.7% / 8.8x **$2.75**	77.5% / 9.0x **$3.00**	92.3% / 9.2x **$3.25**
8.00x	21.5% / 2.6x	20.4% / 2.5x	19.4% / 2.4x	18.4% / 2.3x	17.5% / 2.2x
8.25x	22.2% / 2.7x	21.2% / 2.6x	20.1% / 2.5x	19.2% / 2.4x	18.2% / 2.3x
8.50x	23.0% / 2.8x	21.9% / 2.7x	**20.9% / 2.6x**	19.9% / 2.5x	19.0% / 2.4x
8.75x	23.8% / 2.9x	22.7% / 2.8x	21.6% / 2.7x	20.6% / 2.6x	19.7% / 2.5x
9.00x	24.5% / 3.0x	23.4% / 2.9x	22.3% / 2.7x	21.3% / 2.6x	20.4% / 2.5x

ABILITY TO PAY SENSITIVITY (OFFER PRICE / PREMIUM(1))

Required IRR

Exit Adj. EBITDA Multiple	20.00%	21.25%	22.50%	23.75%	25.00%
8.00x	$2.59 / 53.4%	$2.30 / 36.0%	$2.02 / 19.6%	$1.76 / 4.2%	$1.52 / (10.3%)
8.25x	$2.78 / 64.7%	$2.48 / 46.7%	$2.19 / 29.8%	$1.93 / 13.9%	$1.67 / (1.0%)
8.50x	$2.97 / 76.0%	$2.66 / 57.4%	**$2.37 / 40.0%**	$2.09 / 23.6%	$1.83 / 8.2%
8.75x	$3.17 / 87.3%	$2.84 / 68.2%	$2.54 / 50.2%	$2.25 / 33.3%	$1.98 / 17.4%
9.00x	$3.36 / 98.6%	$3.02 / 78.9%	$2.71 / 60.4%	$2.42 / 43.0%	$2.14 / 26.6%

Highly Preliminary – Illustrative Analyses for Discussion

P / W / P
PERELLA WEINBERG PARTNERS

Sources: Company financials, FactSet, Capital IQ as of 09/06/2022
Notes: (1) Premium to current share price of $1.69 as of 09/06/2022
(2) Utilizes management cash and debt projections as of 12/31/2022
(3) Represents change of control amount for Paine Schwartz Partners convertible preferred equity

36

 Financial Summary  Credit Statistics  Leveraged Buyout Analysis – Management Finance Case (Cont’d)  ($ in millions)  Net Debt / LTM Adj. EBITDA  Sources: Company financials  Notes: Fiscal year ends Dec. 31   (1) 2022E-2026E amortization sourced from Q2-22 10Q estimated annual amortization schedule; 2027E amortization assumed to grow by (0.5%)  Highly preliminary & confidential – Illustrative Analyses for Discussion  (1)

Preliminary

Illustrative WACC Analysis – Bloomberg

($ in millions)

Company Beta & Capital Structure Overview

Company	Levered Beta [1]	Gross Debt	Equity Value	Debt / Equity	Debt / Cap.	Marginal Tax Rate [2]	Unlevered Beta
OptimusPrime	1.11	$262	$95	276%	73%	21%	0.35

Peer Beta & Capital Structure Overview

Company	Levered Beta [1]	Gross Debt	Equity Value	Debt / Equity	Debt / Cap.	Marginal Tax Rate [2]	Unlevered Beta
CSWI	0.95	$345	$1,962	18%	15%	21%	0.84
LSB	1.25	748	1,427	52%	34%	21%	0.88
Chase Corp.	0.94	9	817	1%	1%	21%	0.93
American Vanguard	1.00	126	584	22%	18%	21%	0.86
Koppers	1.66	922	475	194%	66%	21%	0.65
Peer Median	**1.00**			**22%**	**18%**	**21%**	**0.86**
Peer Average	**1.16**			**57%**	**27%**	**21%**	**0.83**

Weighted Average Cost of Capital

	Low	Mid	High
Unlevered Beta	**1.25**	**1.50**	**1.75**
Cost of Equity			
Levered Beta	1.50	1.80	2.10
Market Risk Premium [3]	6.22%	6.22%	6.22%
Equity Risk Premium	9.31%	11.17%	13.03%
20-Year Treasury Yield (3M Avg.) [4]	3.28%	3.28%	3.28%
Size Premium [5]	3.61%	3.61%	3.61%
Cost of Equity	**16.20%**	**18.06%**	**19.93%**
Equity / Capitalization	*80%*	*80%*	*80%*
Cost of Debt			
Cost of Debt	10.00%	10.00%	10.00%
Tax Rate	21%	21%	21%
After-Tax Cost of Debt	**7.90%**	**7.90%**	**7.90%**
Debt / Capitalization	20%	20%	20%
WACC	**14.54%**	**16.03%**	**17.52%**
Implied Debt / Equity	*25%*	*25%*	*25%*
Implied Equity Value ($M)	*$286*	*$286*	*$286*

P / W / P
PERELLA WEINBERG PARTNERS

Source: Bloomberg, FactSet, Kroll, S&P Capital IQ as of 09/06/2022

Notes:
(1) 5-year weekly Bloomberg Beta
(2) Deloitte Corporate Tax Rates 2022
(3) Kroll's supply-side long term equity risk premium
(4) 20-year treasury rate as of 09/06/2022
(5) Size premium interpolated based on Kroll size premia by market cap range using assumed optimal capital structure for OptimusPrime of 80% Equity / Capitalization

38

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